AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5,
1996 --------------------REGISTRATION NO. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549
               ----------------------------------
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                           ECHLIN INC.
     (Exact name of registrant as specified in its charter)

Connecticut                                       06-0330448
- -----------                                       ----------
(State of incorporation)                          (I.R.S.
                                                  Employer
                                                  Identification
                                                  Number)
                      100 DOUBLE BEACH ROAD
                   BRANFORD, CONNECTICUT 06405
                         (203-481-5751)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                   --------------------------
                        JON P. LECKERLING
     VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                      100 DOUBLE BEACH ROAD
                   BRANFORD, CONNECTICUT 06405
                         (203-481-5751)
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                   --------------------------
                 CALCULATION OF REGISTRATION FEE
=================================================================

                            Proposed      Proposed
Title of                    maximum       maximum    Amount
each class       Amount     offering      aggregate  of
of securities    to be      price         offering   registration
to be registered registered per unit (1)  price(1)   fee

- -----------------------------------------------------------------

Common Stock,    511,001    $33.00       $16,863,033 $5,815
par value $1.00 per share

=================================================================
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
                   --------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=================================================================

                           ECHLIN INC.

                      CROSS REFERENCE SHEET
                      ---------------------

ITEM NUMBER AND                              CAPTION IN
CAPTION IN FORM S-3                          PROSPECTUS
- -------------------                          ----------

1.   Forepart of Registration                Facing Page of
     Statement and Outside Front             Registration
     Cover Page of Prospectus                Statement
                                             and Cover Page

2.   Inside Front and Outside Back           Inside Cover Page;
     Cover Pages of Prospectus               Available
                                             Information;
                                             Incorporation of
                                             Certain Documents by
                                             Reference

3.   Summary Information, Risk               The Company
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                         *

5.   Determination of Offering Price         *

6.   Dilution                                *

7.   Selling Security Holders                Cover Page; Selling
                                             Stockholders

8.   Plan of Distribution                    Plan of Distribution

9.   Description of Securities to            Description of
     be Registered                           Capital Stock

10.  Interests of Named Experts              Legal Opinions;
     and Counsel                             Experts

11.  Material Changes                        *

12.  Incorporation of Certain                Incorporation of
     Information by Reference                Certain Documents by
                                             Reference

13.  Disclosures of Commission               Indemnification of
     Position on Indemnification for         Directors and in
     Securities Act Liabilities              Part II of
                                             Registration
                                             Statement;
                                             Undertakings in Part
                                             II of Registration
                                             Statement


- -------------------------

*    Omitted as inapplicable or in the negative.

          Preliminary Prospectus, Dated August 5, 1996

PROSPECTUS

                         511,001 SHARES

                           ECHLIN INC.


                          COMMON STOCK
                        ($1.00 PAR VALUE)

                   --------------------------

     THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "COMMON STOCK"), OF ECHLIN INC. ("ECHLIN" OR THE "COMPANY") TO WHICH THIS PROSPECTUS RELATES MAY BE OFFERED FOR SALE FROM TIME TO TIME BY CERTAIN STOCKHOLDERS OF THE COMPANY (OR BY PLEDGEES, DONEES, TRANSFEREES OR OTHER SUCCESSORS IN INTEREST OF SUCH STOCKHOLDERS) IN ORDINARY BROKERAGE TRANSACTIONS ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE AT MARKET PRICES PREVAILING AT THE TIME OF SALE OR AT NEGOTIATED PRICES.

     NONE OF THE PROCEEDS FROM THE SALE OF THE COMMON STOCK WILL BE RECEIVED BY THE COMPANY. THE COMPANY WILL BEAR ALL EXPENSES OF THE OFFERING, EXCEPT THAT THE SELLING STOCKHOLDERS WILL PAY ANY APPLICABLE UNDERWRITERS' COMMISSIONS AND EXPENSES, BROKERAGE FEES OR TRANSFER TAXES. THE COMPANY AND THE SELLING STOCKHOLDERS HAVE AGREED TO INDEMNIFY EACH OTHER AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

     THE COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE
UNDER THE SYMBOL "ECH."  THE LAST SALE PRICE OF THE COMMON STOCK
ON ________________, 1996 WAS $______ PER SHARE, AS REPORTED ON
SUCH STOCK EXCHANGE.

                   --------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION
                      TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.

                   --------------------------

          The date of this Prospectus is

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER. SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                      AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission's office at 450 Fifth Street, N.W., Washington, DC 20549, and at certain of its Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (500 West Madison Street, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D. C. 20549. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94014. Additional information regarding the Company and the Common Stock offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto, filed with the Commission under the Securities Act. The Registration Statement and any exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the Commission upon the payment of the prescribed fees.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

          (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1995; and

          (b) All other reports filed since August 31, 1995 to the date of this Prospectus pursuant to Section 13(a) or 15
     (d) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ECHLIN INC., 100 DOUBLE BEACH ROAD, BRANFORD, CONNECTICUT 06405. TELEPHONE REQUESTS MAY BE DIRECTED TO (203) 481-5751.


                           THE COMPANY


     Echlin is a worldwide manufacturer and distributor of brake system, engine system and other vehicular products principally in the automotive aftermarket as replacement parts for use by professional mechanics and by car and truck owners. Sales are made by the Company to automotive and heavy duty warehouse distributors, retailers, other parts manufacturers and parts remanufacturers. The Company also sells its products to original equipment manufacturers in both the automotive and heavy duty markets.

     Echlin was incorporated under Connecticut law in 1959, succeeding a business which had been organized in 1924. Echlin's principal executive office is located at 100 Double Beach Road, Branford, Connecticut 06405; its telephone number is 203-481-5751.


              SECURITIES COVERED BY THIS PROSPECTUS


     The Shares of the Common Stock covered by this Prospectus were issued or became issuable, subject to post-closing adjustment, on July 30, 1996 to certain security holders (the "Selling Stockholders") of Moto Mirror Inc., a Texas corporation (the "Acquired Company") pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of June 24, 1996; pursuant to the Agreement, the Acquired Company became a wholly-owned subsidiary of the Company.


                      SELLING STOCKHOLDERS


     The following table sets forth information with respect to the number of shares of Common Stock which may be offered for sale by each of the Selling Stockholders. No Selling Stockholder beneficially owns more than one percent of the issued common stock of the Company.


                                        NUMBER OF SHARES OF
                                        COMMON STOCK WHICH MAY
NAME AND ADDRESS OF                     BE OFFERED FOR SALE
SELLING STOCKHOLDER                     AND REGISTERED
- -------------------                     ------------------------


Neil F. Gibson, Jr.                             336,985
     2311 Table Rock Court
     Arlington, TX  76006

Steven M. McCraw                                 30,648
     2900 Beverly Drive
     Plano, TX  75093

Robert J. Heun                                    4,044
     5904 Hunter Trail
     Colleyville, TX  76034

Gary T. Mackey                                    4,044
     5704 Calumet
     Arlington, TX  76017

Bobby Lutz                                       56,198
     c/o CL Seaman & Co.
     17300 Dallas Parkway
     Suite 3180
     Dallas, TX  75248

Jeffrey N. Crawford                               1,561
     2016 Mill Creek
     Arlington, TX  76010

Moto Mirror Employee Partners Ltd.               20,218
     5220 Spring Valley Road
     Suite 600
     Dallas, TX  75240

Antoinette Czajka                                 3,457
     2311 Table Rock Court
     Arlington, TX  76006

Neil F. Gibson, Jr. and Antoinette Czajka,
          Joint                                   2,748
     2311 Table Rock Court
     Arlington, TX  76006

Fleet National Bank, as Escrow Agent             51,098
     Corporate Trust Administration
     777 Main Street
     Hartford, CT  06115-2001


     Because the Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders after completion of this Offering. See "Plan of Distribution."

     Certain of the Selling Stockholders have deposited 51,098 shares of the Common Stock in escrow with Fleet National Bank, as Escrow Agent, to secure their obligations to indemnify Echlin pursuant to the terms of the Agreement.

     Certain of the Selling Stockholders continued to be employed by the Acquired Company, following the Acquired Company becoming a subsidiary of Echlin.


                      PLAN OF DISTRIBUTION


     The distribution of the Common Stock by the Selling Stockholders (or by pledges, donees, transferees or other successors in interest of such Selling Stockholders) may be effected from time to time in ordinary brokerage transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or at negotiated prices. The brokers or dealers through or to whom the Common Stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation. In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Common Stock offered hereby will be sold by the Selling
Stockholders acting as principals for their own account.  The
Company will receive none of the proceeds from this offering.

     The Company will bear all expenses of the offering, except that the Selling Stockholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities including liabilities arising under the Securities Act.


                  DESCRIPTION OF CAPITAL STOCK


     Echlin's authorized capital stock consists of 150,000,000 shares of Common Stock, par value $1 per share, and 1,000,000 shares of Preferred Stock, without par value. None of the shares of the Preferred Stock has been issued. The Preferred Stock may be issued in series from time to time as determined by the Board of Directors of the Company, who are empowered, for each series, to fix the dividend rate, redemption provisions, liquidation privileges, sinking fund provisions, voting powers and any conversion rights. When any shares of Preferred Stock are outstanding, dividends may be payable thereon at a fixed dividend rate before dividends can be paid on outstanding shares of Echlin's Common Stock. On dissolution, liquidation or winding-up of Echlin, holders of Preferred Stock may be entitled to receive a stipulated liquidation price before any distribution could be made to the holders of the Common Stock. The Company presently has no plans, arrangements or understandings with respect to the issuance of any of the Preferred Stock (other than pursuant to the Preferred Stock purchase rights described below).

     Each share of Common Stock is entitled to one vote and to dividends as declared by the Board of Directors. Upon liquidation, each share of Common Stock is entitled to an equal share in all of the assets of the Company, after payment of creditors and holders of Preferred Stock, if any. There are no preemptive rights and no conversion, redemption or sinking fund privileges and all shares of Common Stock outstanding are fully paid and non-assessable.

     Under the terms of a shareholder rights plan approved by the Company's Board of Directors in June 1989 ("Echlin's Shareholder Rights Plan"), a Preferred Stock purchase right ("Right") is attached to and automatically trades with each outstanding share of Common Stock.

     The Rights, which are redeemable, will become exercisable only in the event that any person or group becomes a holder of 20 percent or more of the Company's Common Stock, or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 20 percent of the Common Stock. Once the Rights become exercisable they entitle all other shareholders to purchase, by payment of a $65 exercise price, Common Stock (or, in certain circumstances, other consideration) with a value of twice the exercise price. In addition, at any time after a 20 percent position is acquired, the Board of Directors may, at its option, require each outstanding Right (other than Rights held by the acquiring person or group) to be exchanged for one share of Common Stock or its equivalent. The Rights will expire on June 30, 1999 unless redeemed or exchanged earlier.

     The transfer agent and registrar for the Common Stock and Rights Agent under Echlin's Shareholder Rights Plan is Bank of
Boston, Boston, Massachusetts.

     The Common Stock is listed on the New York Stock Exchange,
The Pacific Stock Exchange and the International Stock Exchange in London.


                         LEGAL OPINIONS


     The legality of the Shares offered hereby will be passed upon for Echlin by Jon P. Leckerling, Esq., Vice President,
General Counsel and Corporate Secretary of Echlin.


                             EXPERTS


     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

No person has been authorized
to give any information or to
make any representations other
than those contained in this
Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company or
any person using this
Prospectus in connection with
the sale of shares issued in
acquisition and mergers.


       TABLE OF CONTENTS


Available Information .... 2

Incorporation of Certain
Documents by Reference ... 2

The Company .............. 3

Securities Covered by
this Prospectus .......... 3

Selling Stockholders ..... 4

Plan of Distribution...... 5

Description of
Capital Stock............. 5

Legal Opinions............ 6

Experts................... 6


This Prospectus does not
constitute an offer to sell or
a solicitation of an offer to
buy any securities other than
the Common Stock to which it
relates, or an offer to or
solicitation of any person in
any jurisdiction in which such
offer or solicitation would be
unlawful.  The delivery of
this Prospectus at any time
does not imply that the
information herein is correct
as of any time subsequent to
its date.

          511,001 Shares






                                             ECHLIN INC.






                                            Common Stock






                                             __________

                                             PROSPECTUS
                                             __________










                                           _________, 1996

                             PART II


             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



     The estimated fees and expenses payable by the Corporation in connection with the issuance and distribution of the Common
Stock registered hereunder are as follows:


Securities and Exchange Commission registration fee ..... $5,815
Legal fees and expenses .................................  1,000
Accounting fees and expenses ............................  1,000
Printing fee ............................................  1,000
Miscellaneous ...........................................  1,000
                                                          ------
Total Fees and Expenses ................................. $9,815
                                                          ======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Connecticut by statute provides for indemnification of directors, officers, shareholders, employees and agents of a corporation. Under Sec. 33-320a of the Connecticut Stock Corporation Act (the "Act"), a corporation is required to indemnify a director against judgments and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if the director:

               (1)  is successful on the merits in defense, or

               (2)  acted in good faith and in a manner
          reasonably believed to be in the best interests of the corporation, or

               (3) in a criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

     In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation. In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified.

     A Connecticut corporation may not provide for
indemnification in any manner inconsistent with the statutory indemnification provisions (which, however, expressly allow a corporation to procure insurance providing greater
indemnification.)
                   ---------------------------

     The Registrant maintains a directors and officers liability insurance policy which insures the Registrant's directors and officers against claims and liabilities arising out of negligent errors or omissions in the course of the performance of their official duties, including claims and liabilities arising under the securities laws of the United States and states of applicable jurisdiction. Fraudulent and willful acts are excluded.


                   --------------------------


     The Registrant's Certificate of Incorporation provides by amendment that a person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for any breach of duty in such capacity in excess of the compensation received by the director for serving the corporation during the year of violation.

     The amendment was adopted to implement changes to Section 33-290 of the Act, effective October 1, 1989. Under this change in the law, a Connecticut corporation may amend its Certificate of Incorporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of duty in their capacity as directors.

     The limitation may not be to an amount less than the compensation received by the director for serving the corporation during the year of the violation and director liability cannot be limited if the violation:

               (1) involved a knowing and culpable violation of law by the director;

               (2)  enabled the director or an associate to
          receive an improper personal economic gain;

               (3) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation;

               (4) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or

               (5) created a liability under Section 33-321, which relates to directors who vote for any distribution of assets of a corporation to its shareholders in violation of the Act.

ITEM 16.  LIST OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     2.   -Agreement and Plan of Reorganization dated as of June
          24, 1996, by which the Company acquired Moto Mirror
          Inc.

     4(a) -By-Laws, as amended, filed as Exhibit 3(i) to Echlin's
          Annual Report on Form 10-K for the fiscal year ended
          August 31, 1991, is incorporated herein by reference.

     4(b) -Certificate of Incorporation, filed as Exhibit
          3(3)(ii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1987, is incorporated herein by reference.

     4(c) -Certificate of Amendment amending the Certificate of Incorporation to Establish Series A Cumulative
          Participating Preferred Stock, filed as Exhibit
          3(3)(iii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1989, is incorporated herein by reference.

     4(d) -Certificate of Amendment, amending the Certificate of Incorporation, to limit the liability of directors for monetary damages under certain circumstances, filed as
          Item 2 to Echlin's 1989 Annual Proxy Statement, is incorporated herein by reference.

     4(e) -Rights Agreement, dated as of June 21, 1989, between
          Echlin and the Connecticut Bank and Trust Company,
          N.A., as Rights Agent, which includes the form of Amendment to the company's Certificate of Incorporation as Exhibit A, the form of Rights Certificate as Exhibit
          B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, filed as Exhibit 1 to Echlin's Current
          Report on Form 8-K dated June 21, 1989, is incorporated herein by reference.

     4(f) -Successor Rights Agent Agreement between Echlin and
          The First National Bank of Boston appointing The First
          National Bank of Boston as successor Rights Agent to replace the Connecticut Bank and Trust Company, N.A. as
          Rights Agent, filed as Exhibit 3(3)(iv) to Echlin's
          Annual Report on Form 10-K for the fiscal year ended
          August 31, 1990, is incorporated herein by reference.

     5. -Opinion of Jon P. Leckerling, Esq. as to the legality of the Common Stock being offered under this Registration Statement.

     24(a) -Consent of Price Waterhouse LLP.

     24(b) -Consent of Counsel. (Included in Exhibit 5 hereto).

     25. -Powers of Attorney. (Included on the signature page hereto).


ITEM 17.  UNDERTAKINGS


     The undersigned Registrant hereby undertakes:

               (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii)  To reflect in the prospectus any facts
               or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)  To include any material information
               with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Branford, Connecticut, on the 5th day of August, 1996.

                              ECHLIN INC.


                         By: /s/ Frederick J. Mancheski
                              -------------------------
                              Frederick J. Mancheski
                              Chairman of the Board and
                              Chief Executive Officer


                        POWER OF ATTORNEY


     The undersigned directors and officers of Echlin Inc. do hereby constitute and appoint Jon P. Leckerling and Edward D. Toole or either of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person or persons may deem necessary or advisable to enable Echlin Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities* indicated on the 5th day of August,
1996.
        Name                                      Title
        ----                                      -----

Principal Executive Officer:


/s/ Frederick J. Mancheski
- --------------------------
Frederick J. Mancheski             Chairman of the Board and
                                   Chief Executive Officer;
                                   Director

Principal Accounting Officer:


/s/ Kenneth T. Flynn, Jr.
- --------------------------
Kenneth T. Flynn, Jr.              Assistant Corporate Controller

/s/ C. Scott Greer
- --------------------------
C. Scott Greer                     President and Director


/s/ D. Allan Bromley
- --------------------------
D. Allan Bromley                   Director


/s/ John F. Creamer, Jr.
- --------------------------
John F. Creamer, Jr.               Director



/s/ Milton P. DeVane
- --------------------------
Milton P. DeVane                   Director



/s/ John E. Echlin, Jr.
- --------------------------
John E. Echlin, Jr.                Director



/s/ John F. Gustafson
- --------------------------
John F. Gustafson                  Director



/s/ Donald C. Jensen
- --------------------------
Donald C. Jensen                   Director



/s/ Trevor O. Jones
- --------------------------
Trevor O. Jones                    Director



/s/ Phillip S. Myers
- --------------------------
Phillip S. Myers                   Director



/s/ Jerome G. Rivard
- --------------------------
Jerome G. Rivard                   Director


*The position of Chief Financial Officer of the Company is presently vacant.

                          EXHIBIT INDEX


Exhibit
  No.               Description
- -------             -----------


2. -Agreement and Plan of Reorganization dated as of June 24, 1996, by which the Company acquired
     Moto Mirror Inc.

5. -Opinion of Jon P. Leckerling, Esq. as to the legality of the Common Stock being offered under this Registration Statement.

24(a) -Consent of Price Waterhouse LLP.

24(b) -Consent of Counsel. (Included in Exhibit 5 hereto).

25. -Powers of Attorney. (Included on the signature page hereto).
